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                                                                   Exhibit 10.05

                               SECURITY AGREEMENT

         SECURITY AGREEMENT dated as of this 22nd day of April, 1999, by and between NASHUA CORPORATION, a Delaware corporation with a principal place of business at 44 Franklin Street, Nashua, New Hampshire 03061-2002 (the "Debtor"), and FLEET BANK-NH, a bank incorporated under the laws of the State of New Hampshire with a principal place of business at 1155 Elm Street, Manchester, New Hampshire 03101 (the "Secured Party").

                              W I T N E S S E T H :

         WHEREAS, incident to a Loan Agreement of even date by and between the Debtor and the Secured Party (the "Loan Agreement"), the Secured Party may make loans and financial accommodations to the Debtor (collectively, the "Loan"), all as set forth in the Loan Agreement; and

         WHEREAS, the obligations of the Secured Party to make the Loan to the Debtor are subject to the condition, among others, that the Debtor shall execute and deliver this Agreement and grant the security interests hereinafter described;

         NOW, THEREFORE, in consideration of the willingness of the Secured Party to make the Loan to the Debtor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. SECURITY INTEREST. As security for the Secured Obligations described in Section 2 hereof, the Debtor hereby grants to the Secured Party a security interest in and lien on all of the property described below (hereinafter referred to collectively as the "Collateral"):

         (a) All inventory wherever located (including in transit), including, but not limited to, goods, merchandise and other personal property, held for sale or lease or furnished or to be furnished under a contract of service, or constituting raw materials, work in process, or materials used or consumed in the Debtor's business, or consigned to others or held by others for return to the Debtor, whether now owned or subsequently acquired or manufactured and wherever located;

         (b) All accounts, accounts receivable, demand deposits, "cash collateral" (as defined in 11 U.S.C. Section 363(a)), contracts, contract rights, notes, bills, drafts, chattel paper, acceptances, instruments, tax refunds, insurance proceeds, and all other debts, obligations, and liabilities in whatever form, owing to the Debtor from any person or entity, rights of the Debtor, earned or to be earned, under contracts to sell goods or render services, all of which now belong, have belonged, or will belong to the Debtor for goods sold by it or for services rendered by it, together with all guaranties and securities therefor, all right, title and interest of the Debtor in the merchandise giving rise thereto, including the right of stoppage in transit, and all goods subsequently acquired by the Debtor by way of substitution, replacement, return, repossession or otherwise;



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         (c)   Any and all products and proceeds of any or all of the foregoing, including, without limitation, cash, cash equivalents, tax refunds and the proceeds of insurance policies providing coverage against the loss or destruction of or damage to any of the Collateral;

         (d) All of the Debtor's after-acquired property of the kinds and types described in paragraphs (a)-(c) herein; and

         (e) All records and data relating to any of the property described above, whether in the form of a writing, photograph, microfile, microfiche, or electronic media, together with all of the Debtor's right, title and interest in and to all computer software required to utilize, create, maintain and process any of such records or data or electronic media.

         The purpose of this Security Agreement is to make the Secured Party a secured party and provide it with a continuing first priority interest under the Uniform Commercial Code of the State of New Hampshire in property of the Debtor, as more particularly described above.

         2. SECURED OBLIGATIONS. The security interest granted herein shall secure the following (the "Secured Obligations"):

         (a) The Debtor's payment and performance of a certain loan and other extensions of credit (including without limitation foreign exchange facilities and letters of credit issued by the Secured Party or any affiliate thereof on behalf or for the benefit of the Debtor) in the aggregate amount of Fifteen Million Dollars ($15,000,000) to the Debtor by the Secured Party pursuant to the Loan Agreement and the obligation of the Debtor pursuant to the Master Agreement (as defined in the Loan Agreement).

         (b) The payment of all other sums with interest and charges thereon advanced in accordance herewith to protect the validity, security and priority of this Security Agreement;

         (c) The Debtor's payment or other performance of its obligations under the Loan Agreement, notes evidencing the Loan (the "Note"), the Master Agreement, this Security Agreement and any and all other loan documents and instruments described in and contemplated thereby (collectively, the "Loan Documents") as the same may be amended, modified, extended, renewed, replaced or restated.

         The Debtor agrees that the Collateral granted to the Secured Party pursuant to this Security Agreement shall, in addition to securing any Loan, advance or indebtedness which may be made contemporaneously with the execution of the Loan Agreement, also secure all future advances, loans, liabilities, and extensions of credit of every nature made by the Secured Party and indebtedness of the Debtor to the Secured Party pursuant to the Loan Agreement.

         3. WARRANTIES AND REPRESENTATIONS OF THE DEBTOR. The Debtor warrants and represents to the Secured Party as follows (which shall survive the execution and delivery of this Agreement and shall be continuing warranties and representations as long as any Secured Obligations remain outstanding):





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         (a)   Each representation or warranty made in the Loan Documents relating to the Debtor, the Collateral or the security furnished hereunder is true, accurate and complete in all material respects.

         (b) The Debtor conducts business only under and through the business and trade names and entities set forth in the introductory paragraph of this Security Agreement and as set forth on Exhibit A hereto.

         (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or other person is required either
(a) for the grant by the Debtor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement by the Debtor or (b) for the perfection of or the exercise by the Secured Party of their respective rights and remedies hereunder, except the filing of financing statements.

         (d) The Debtor has not performed any acts which might prevent the Secured Party from enforcing any of the terms and conditions of this Security Agreement or which would limit any of them in any such enforcement except for existing liens and encumbrances disclosed in Exhibit C.

         (e) The address shown at the beginning of this Agreement is the principal place of business of the Debtor and all of the Debtor's additional places of business, if any, and the locations of all the Collateral, are listed in Exhibit B attached hereto. The Debtor will not change its principal or any other place of business, or the location of any Collateral, without at least thirty (30) days' prior written notice to the Secured Party.

         (f) The Collateral is and, if acquired hereafter, will be, lawfully owned by the Debtor, free and clear of all other liens, encumbrances and security interests, except as may be disclosed to the Secured Party on Exhibit C hereto and as permitted by the Loan Agreement, and the Debtor will warrant and defend title to the same against the claims and demands of all persons.

         4. AFFIRMATIVE COVENANTS OF THE DEBTOR. (a) The Debtor shall promptly notify and provide the Secured Party with a complete description of the opening of any new places of business, the closing of any existing places of business, the conduct of business under any names or through any entities other than those set forth herein, the relocation of any of the Collateral to any new place of business, which would affect the financing statements filed by the Secured Party. The Debtor will furnish to the Secured Party from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, as such Secured Party may reasonably request, all in reasonable detail.

         (b) The Debtor shall continuously take all steps that are necessary or prudent to protect the security interests of the Secured Party in the Collateral.





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         (c)   The Debtor shall defend the Collateral against the claims and demands of all persons.

         (d) The Debtor shall deliver and pledge to the Secured Party, endorsed or accompanied by instruments of assignment or transfer satisfactory to the Secured Party, any instruments, documents and chattel paper which the Secured Party may specify.

         (e) The Debtor shall keep and maintain the Collateral in good condition and repair and adequately insured (as provided in the Loan Documents) and permit the Secured Party and its agents to inspect the Collateral at any reasonable time. The Debtor shall be permitted to make normal replacement of its fixed assets.

         (f) The Debtor shall comply, in all material respects, with all governmental regulations applicable to the Collateral or any part thereof or to the operation of the Debtor's business; provided, however, that the Debtor may contest any governmental regulation in any reasonable manner which shall not, in the reasonable opinion of the Secured Party, adversely affect the Secured Party's rights or the priority of its security interest in the Collateral.

         (g) The Debtor shall pay promptly when due, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein; and (iii) such charge is adequately reserved against in accordance with the generally accepted accounting principles.

         (h) The Debtor shall advise the Secured Party promptly, in reasonable detail, (i) of any lien, security interest, encumbrance or claim made or asserted against any of the Collateral that is not permitted by this Agreement,
(ii) of any material change, substantial loss or depreciation in the composition of the Collateral, and (iii) of the occurrence of any other material adverse effect on the aggregate value, enforceability or collectability of the Collateral or on the security interests created hereunder.

         (i) The Debtor shall give, execute, deliver and file or record in the proper governmental offices, any instrument, paper or document, including but not limited to, one or more financing statements under the Uniform Commercial Code, satisfactory to the Secured Party, or take any action, which the Secured Party may deem necessary or desirable in order to create, preserve, perfect, extend, continue, modify, terminate or otherwise effect any security interest granted pursuant hereto, or to enable the Secured Party to exercise or enforce any of its rights hereunder, including without limitation, upon the occurrence of an Event of a Default, the establishment of one or more lockbox accounts with the Secured Party or others who are, and in a manner which is, satisfactory to the Secured Party.





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         (j)   The Debtor shall keep, and stamp or otherwise mark, any of its documents, instruments and chattel paper and its books relating to any of the Collateral in such manner as the Secured Party may reasonably require.

         (k) The Debtor shall pay, or reimburse the Secured Party, in the amount of all expenses (including reasonable fees and expenses of attorneys, experts and agents) incurred in any way in connection with the exercise, defense or assertion of any of its rights or interests hereunder, the enforcement of any provisions hereof or the management, preservation, use, operation, maintenance, collection, possession, disposition or enforcement of any of the Collateral (all such expenses shall be treated as Secured Obligations hereunder).

         (l) Upon any failure of the Debtor to comply with its obligations above, the Secured Party may, at its option, and without affecting any of its other rights or remedies herein or as a secured party under the Uniform Commercial Code, procure the insurance protection it deems necessary and/or cause repairs or modifications to be made to the Collateral, the cost of either or both of which shall be a lien against the Collateral added to the amount of the indebtedness secured hereby and payable on demand with interest at a per annum rate computed on the same basis as the Secured Obligations.

         (m) The Debtor hereby assigns to the Secured Party any and all moneys which may become due and payable under any policy insuring the Collateral, including return of unearned premiums, and directs any such insurance company to make payment directly to the Secured Party, and authorizes the Secured Party to apply such moneys in payment on account of the indebtedness secured hereby, whether or not due, or, at the sole option of the Secured Party, toward replacement of the Collateral, and to remit any surplus to the Debtor.

         5. NEGATIVE COVENANTS OF THE DEBTOR. Except as otherwise provided in the Loan Agreement, without the prior written consent of the Secured Party, the Debtor shall not:

         (a) Transfer, sell or assign any of the Collateral except for the sale of inventory in the ordinary course of business.

         (b) Allow or permit any other security interest or lien to attach to any of the Collateral, except those liens listed on Exhibit C.

         (c) File, or authorize or permit to be filed, in any jurisdiction any financing statement relating to any of the Collateral unless the Secured Party is named as sole secured party, except those interests already filed and listed on Exhibit C and those permitted by the Loan Agreement.

         (d) Permit any of the Collateral to be levied upon under any legal process.

         (e) Permit anything to be done that may materially impair the value of any of the Collateral or the security therein intended to be afforded hereby.




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         6.    EVENTS OF DEFAULT. The Debtor shall be in default under this
Security Agreement upon the occurrence of an event of default under any Loan Document, including the Loan Agreement (herein called "Events of Default").

         7. RIGHTS OF SECURED PARTY ON DEFAULT. Upon the occurrence of any Event of Default, the Secured Party may declare all of the Secured Obligations to be immediately due and payable and shall then have the remedies of a secured party under the Uniform Commercial Code or under any other applicable law, including, without limitation, the right to take possession of the Collateral, and in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Secured Party may require the Debtor to make the Collateral (to the extent the same is moveable) available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to all parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor at least ten (10) days' prior written notice by registered or certified mail at the address of the Debtor set forth above (or at such other address or addresses as the Debtor shall specify in writing to the Secured Party) of the time and place of any public sale thereof or of the place and time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all reasonable costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys' fees) and all other charges against the Collateral, the residue of the proceeds of any such sale or disposition shall be applied to the payment of the Secured Obligations in such order of priority as the Secured Party shall determine or held in escrow to apply to any contingent obligations of the Debtor to the Bank, as required, and any surplus shall be returned to the Debtor. In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, the Debtor will be liable for the deficiency, together with interest thereon, at the maximum rate provided in the Note and the reasonable cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

         8. RIGHTS OF THE SECURED PARTY TO USE AND OPERATE COLLATERAL, ETC. Upon the occurrence of any Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Secured Party shall have the right and power to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Without limiting the generality of the foregoing, the Secured Party shall, have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Secured Party to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of the Debtor and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the





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compensation of the receiver and to the payment of the Secured Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

         9. COLLECTION OF ACCOUNTS RECEIVABLE, ETC. Upon the occurrence of any Event of Default, the Secured Party may notify or may require the Debtor to notify account debtors obligated on any or all of the Debtor's accounts receivable, whether now existing or hereafter arising, to make payment directly to the Secured Party, and may take possession of all proceeds of any accounts in the Debtor's possession, and may take any other steps which the Secured Party deem necessary or advisable to collect any or all accounts receivable or other Collateral or proceeds thereof.

         10. WAIVER, ETC. The Debtor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Security Agreement or the enforcement of the Secured Party's rights hereunder or in connection with any Secured Obligations or any Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Debtor or to any account debtor in respect of any account receivable, or substitution, release or surrender of any Collateral, the addition or release of persons primarily or secondarily liable on any Secured Obligation or on any account receivable or other Collateral, the acceptance of partial payments on any Secured Obligation or on any account receivable or other Collateral and/or the settlement or compromise thereof. No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion.

         THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

         11. TERMINATION; ASSIGNMENTS, ETC. This Agreement and the security interest in the Collateral created hereby shall be terminated when all of the Secured Obligations have been (a) fully and finally paid and performed and (b) delivery of a final discharge in writing by the Bank (this Agreement and such security interest shall continue in full force and effect notwithstanding any temporary payment of the Secured Obligations under a revolving credit instrument). In the event of a sale or assignment by the Secured Party of all or any of the Secured Obligations held by it to the extent permitted by the Loan Agreement, the Secured Party may assign or transfer its rights and interests under this Security Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Secured Party




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hereunder, and the Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder, with respect to the rights and interests so assigned.

         12. NOTICES. Except as otherwise provided herein, notice to the Debtor or to the Secured Party shall be deemed to have been sufficiently given or served for all purposes hereof if mailed, certified or registered mail, return receipt requested, postage prepaid to the parties at the addresses set forth above in this Security Agreement or at such other address as the party to whom such notice is directed may have designated in writing to the other parties hereto.

         13. MISCELLANEOUS. (a) The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, the Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve any right of it or of the Debtor against other parties pertaining to any Collateral.

         (b) No provision hereof shall be amended except by a writing signed by the Secured Party and the Debtor.

         (c) Any provision of this Security Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         (d) This Security Agreement shall be binding upon and shall inure to the benefit of the permitted assigns and successors of the Secured Party and the Debtor.

         (e) No delay, failure to enforce, or single or partial exercise on the part of the Secured Party in connection with any of its rights hereunder shall constitute an estoppel or waiver thereof, or preclude other or further exercises or enforcement thereof and no waiver of any default hereunder shall be a waiver of any subsequent default.

         (f) This Security Agreement shall be governed as to its validity, interpretation and effect in accordance with the laws of the State of New Hampshire.
         IN WITNESS WHEREOF, acting by and through its duly authorized agent the parties hereto have executed this Security Agreement on the day and year first hereinbefore stated.

                                    NASHUA CORPORATION

_____________________________       By:__________________________________
Witness                                John L. Patenaude,  Its Duly
                                       Authorized Vice President-Finance, Chief
                                       Financial Officer and Treasurer




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                                    FLEET BANK-NH

______________________________      By:__________________________________
Witness                                Amy LeBlanc Hackett, Its Duly
                                       Authorized Vice President














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                                    EXHIBIT A

                            Business and Trade Names

                          [To Be Completed By Borrower]
















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                                    EXHIBIT B

                          Location(s) of the Collateral

                          [To Be Completed By Borrower]














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                                    EXHIBIT C

                                Other Liens, Etc.

                          [To Be Completed By Borrower]











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